                                                                    EXHIBIT 10.1


                              SETTLEMENT AGREEMENT

      SETTLEMENT AGREEMENT, dated this 12th day of December 2003 (the "Agreement"), by and among (i) J O Hambro Capital Management Group Limited, a corporation organized under the laws of England, (ii) J O Hambro Capital Management Limited, a corporation organized under the laws of England, (iii) American Opportunity Trust plc, an investment trust organized under the laws of England, (iv) The Trident North Atlantic Fund, an exempted company organized under the laws of the Cayman Islands (collectively, the "Investors") and (v) Mercury Air Group, Inc., a corporation organized under the laws of Delaware (the "Company").

                                    RECITALS

      WHEREAS, the Company desires to settle disputes between it and the Investors and the Investors desire to settle their claims asserted and unasserted, against the Company; and

      WHEREAS, the Investors are collectively the record and beneficial owners of an aggregate of 366,000 shares of common stock, par value $0.01 per share ("Common Stock"), of the Company (such 366,000 shares owned by the Investors being referred to herein as the "Shares"), held in the amounts set forth on Exhibit A hereto; and

      WHEREAS, as part of such settlement the Company will purchase from the Investors, and the Investors will sell to the Company, an aggregate of 343,600 Shares (the "Exchanged Shares"), in exchange for notes of the Company issued to such Investors (the "Exchange Notes"), in the form set forth on Exhibit B hereto, upon the terms and subject to the conditions set forth in this Agreement, including, without limitation, the obligation to execute and deliver the Mutual Release of Claims, a form of which is set forth on Exhibit C hereto (the "Mutual Release of Claims") upon payment in full of the Exchange Notes; and

      WHEREAS, the total consideration to be paid by the Company to the Investors shall be for (i) the transfer of Exchanged Shares, (ii) the release of the Released Hambro Claims (as defined in the Mutual Release of Claims), and
(iii) reimbursement to Investors of all costs, fees and expenses (including legal and accounting costs, fees and expenses) incurred by the Investors in connection with this Agreement, and the defense of and preparation of anticipated lawsuits between the parties; and

      WHEREAS, upon payment in full of the Exchange Notes in accordance with the terms thereof, the parties hereto shall execute and deliver the Mutual Release of Claims.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Company and the Investors hereby agree as follows:

      1. Purchase and Sale of Exchanged Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and covenants contained

                                                                    Exhibit 10.1


herein, at the Closing (as defined in Section 2 hereof), each Investor will sell, transfer and deliver to the Company the Exchanged Shares held by such Investor in exchange for an Exchange Note, in the principal amount set forth opposite the name of such Investor on Schedule 1 hereto. The aggregate principal amount of each Exchange Note shall be net of any U.S. Federal or State taxes payable by Investors solely by reason of receipt of payments for the Exchanged Shares under this Agreement (a "U.S. Tax" or collectively, "U.S. Taxes"). The Company will deliver to the Investors documentation of their foreign status on an appropriate Internal Revenue Service Forms W-8 (other than W-8ECI).

      2. Closing. The closing (the "Closing") of such exchange shall take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110, at 10:00 a.m. on December 12, 2003, or such later time or date as the parties hereto may mutually agree (such date being referred to herein as the "Closing Date"). At the Closing, against the surrender by the Investors to the Company of the Exchanged Shares, the Company will deliver the Exchange Notes to the Investors.

      3. Investors' Representations and Warranties. Each Investor, on behalf of itself and not any other Investor, represents and warrants to the Company as follows:

            3.1 Such Investor has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

            3.2 Such Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

            3.3 This Agreement has been duly and validly authorized, executed and delivered by such Investor and constitutes a valid and binding obligation of such Investor, enforceable in accordance with its terms, subject to applicable principles of equity, bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally and no other proceeding on the part of the Investors is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

            3.4 Such Investor is the sole "Beneficial Owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Exchanged Shares set forth opposite its name on
      Schedule 1, has good and marketable title to all such Exchanged Shares, and there exist no liens, claims, options, proxies, voting agreements, charges or encumbrances of whatever nature (collectively, "Liens") affecting such Exchanged Shares;

            3.5 Upon delivery of the Exchanged Shares to the Company pursuant to the terms hereto, the Company will have good title to such Exchanged Shares, free and clear of all Liens;

            3.6 Except for Shares held by other Investors as set forth on Exhibit A hereto, the Shares set forth opposite the name of such Investor on Exhibit A hereto constitute all

                                                                    Exhibit 10.1


      of the securities of the Company beneficially owned, directly or indirectly, by the Investors or by any "Affiliate" or "Associate" (as those terms are defined in Rule 12b-2 under the Exchange Act) of such Investor;

            3.7 Neither such Investor nor any of its Affiliates has outstanding any option, warrant or other right to acquire, directly or indirectly, any securities of the Company which are entitled to vote or any securities which are convertible or exchangeable into or exercisable for any securities of the Company which are entitled to vote, nor is such Investor or any Affiliate of such Investor subject to any agreement (whether written or in the nature of an informal understanding) which allows or obligates such Investor or any such Affiliate to vote or acquire any such securities;

            3.8 Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Investors are subject or any provision of the organizational documents of the Investors or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any consent or notice (other than those obtained or made) under any agreement, contract, lease, license, instrument, judgment, decree, order other arrangement to which the Investors are a party or by which they are bound or to which any of their assets are subject (or result in the imposition of any security interest upon any of their assets), nor are the Investors required to obtain the approval or consent of any person or entity to effect the exchange of the Exchanged Shares;

            3.9 No such Investor nor any person or entity acting on behalf of such Investor, has agreed to pay a commission, finder's fee or investment banking fee, or similar payment in connection with this Agreement or any matter related hereto, nor has such Investor, person or entity taken any action on which a claim for such payment could be based, in each case, for which the Company could become liable;

            3.10 No Investor has made or threatened to make a public tender offer (within the meaning of Section 5881 of the Internal Revenue Code of 1986, as amended) for securities of the Company; and

            3.11 Such Investor is not a United States person, as defined in
      Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and is not engaged in a United States trade or business.

      4. The Company Representations and Warranties. the Company represents and warrants to each Investor as follows:

            4.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the Exchange Notes and consummate the transactions contemplated hereby, and has

                                                                    Exhibit 10.1


      taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Exchange Notes;

            4.2 This Agreement and the Exchange Notes have been duly and validly authorized, executed and delivered by the Company and each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable principles of equity, bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally and no other proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement, the Exchange Notes and the transactions contemplated hereby;

            4.3 Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, including the issuance of the Exchange Notes, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the certificate of incorporation or by-laws, as amended to date, of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any consent or notice (other than those obtained or made) under any agreement, contract, lease, license, instrument, judgment, decree, order other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), nor is the Company required to obtain the approval or consent of any person or entity to effect the exchange of the Exchanged Shares or the issuance of the Exchange Notes in exchange therefor;

            4.4 The Exchange Notes that are being issued to the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued and free of Liens, pledges or other encumbrances or restrictions on transfer, other than as explicitly set forth in the terms of the Exchange Notes and applicable state and federal securities laws;

            4.5 None of the Company and any of its Affiliates or any person or entity acting on behalf of the Company or any of its Affiliates has engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) in connection with the offering of the Exchange Notes. The Exchange Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act;

            4.6 Neither the Company, nor any person or entity acting on behalf of the Company, has agreed to pay a commission, finder's fee or investment banking fee, or similar payment in connection with this Agreement or any matter related hereto, nor has the Company, person or entity taken any action on which a claim for such payment could be based, in each case, for which the Investors could become liable;

                                                                    Exhibit 10.1


            4.7 The Company acknowledges and confirms that no Investor has made or threatened to make a public tender offer (within the meaning of Section 5881 of the Internal Revenue Code of 1986, as amended) for securities of the Company; and

            4.8 Prior to the date hereof, the Company has filed or has caused to be filed in the United States District Court for the Central District of California, a notice of dismissal without prejudice of all claims against the Investors asserted by the Company in the action captioned Mercury Air Group, Inc. v. Acquisition Holdings (Bermuda) Ltd. et al., Case No. 03-4622 ABC (PJWx).

5.    Standstill Provisions.

            5.1 Term. The term (the "Term") of the provisions of this Section 5 shall commence on the date the Exchange Notes are paid in full and shall continue until the fifth anniversary of the date thereof.

            5.2 General Standstill. During the Term, except as set forth on
      Schedule 5.2, each Investor shall not, and shall cause each of its Affiliates and Associates not to, singly or as part of a Group (as defined below), directly or indirectly, acquire or offer, make a proposal or agree to acquire (whether publicly or otherwise), in any manner, any material assets of the Company or its subsidiaries or have record or Beneficial Ownership of any Common Stock of the Company; provided, however, that any Investor or any of its Affiliates or Associates may acquire securities of any other entity which owns Common Stock, but thereafter if such Investor or such Affiliate or Associate acquires control of such other entity it shall cause such other entity to dispose of such Common Stock within 180 days after such Investor or its Affiliate or Associate acquires control of such entity and such Investor and its Affiliates and Associates shall continue to be prohibited from making any purchases of Common Stock and shall remain subject to the provisions of this Agreement. For purposes of this Section 5.2, "Group" shall mean two or more persons or entities acting as a partnership, limited partnership, limited liability company, syndicate or other group for the purposes of acquiring, holding, or disposing of securities or material assets of an issuer.

            5.3 Solicitation of Proxies. During the Term, each Investor shall not, and shall cause each Affiliate and Associate of such Investor not to, directly or indirectly (a) induce or attempt to induce any other person or entity to initiate, propose or otherwise solicit the Company stockholders for the approval of one or more stockholder proposals (as described in Rule 14a-8 under the Exchange Act) with respect to the Company in opposition to any matter that has been recommended by the Board of Directors of the Company or in favor of any matter that has not been approved by the Board of Directors of the Company, or (b)(i) make or in any way propose or participate in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), (ii) solicit any consent, or (iii) communicate with or seek to advise or influence any person or entity other than the Company, with respect to the solicitation or voting of any Common Stock of the Company in opposition to any matter that has been recommended by the Board of Directors of the Company or in favor of any matter that has not been

                                                                    Exhibit 10.1


      approved by the Board of Directors of the Company, including without limitation with respect to the election of directors of the Company.

            5.4 Board of Directors and Management. During the Term, each Investor shall not, and shall cause each Affiliate and Associate of such Investor not to, directly or indirectly (i) seek election to or seek to place a representative on the Board of Directors of the Company or seek the removal of any member of the Board of Directors of the Company, (ii) interfere with the operation of the Company or, (iii) oppose or interfere with, in any matter whatsoever, any transaction approved by the Board of Directors of the Company.

            5.5 Mergers, Acquisitions, Etc. During the Term, each Investor shall not, and shall cause each Affiliate and Associate of such Investor not to, directly or indirectly solicit, seek to effect, negotiate with or provide any information to any other party with respect to, or make any statement or proposal, whether written or oral, to the Board of Directors of the Company or otherwise make any public announcement or proposal whatsoever with respect to (a) a merger or acquisition of the Company, (b) the sale of all or a substantial portion of the assets of the Company, (c) the liquidation of the Company, (d) a recapitalization of the Company, (e) a tender offer or exchange offer for any Common Stock of the Company, or (f) a business transaction similar to any of the foregoing with respect to the Company.

            5.6 Call of Special Meetings. During the Term, each Investor shall not, and shall cause each Affiliate and Associate of such Investor not to call, or in any way encourage or participate in a call for, any special meeting of stockholders of the Company (or take any action with respect to acting by written consent of the stockholders of the Company); or initiate or propose any stockholder proposal (including, without limitation, any proposal to amend the charter or bylaws) or participate in or encourage the making of, or solicit stockholders of the Company for the approval of, one or more stockholder proposals.

            5.7 Third Persons. During the Term, each Investor shall not, and shall cause each Affiliate and Associate of such Investor not to seek to encourage any third person to vote Common Stock of the Company in opposition to a recommendation of a majority of the Board of Directors of the Company.

            5.8 Amendments or Waivers. During the term, each Investor shall not, and shall cause each Affiliate and Associate of each Investor not to request the Company or any of its directors, officers, employees or agents to amend or waive any provisions of this Section 5 or seek to challenge the legality or effect thereof.

6.    Other Covenants.

            6.1 Expenses. Except as otherwise provided herein, each party hereto shall bear its own costs, fees and expenses. If after Closing a U.S. Tax not reflected in the principal amount of the Exchange Notes paid at Closing is determined to be due from any

                                                                    Exhibit 10.1


      Investor, the Company shall promptly pay that investor an amount in cash sufficient so that such Investor shall have received the amount due under
      Section 1 net of U.S. Taxes.

            6.2 Reinstituted Claims. Until such time as any Investor shall bring a claim against the Company or any of its directors or executive officers for breach of fiduciary duty or a similar stockholder action (other than as may arise in connection with this Agreement, the Exchange Notes or enforcement of any of the Investors' rights under the foregoing), the Company shall not (i) reinstitute, file or cause to be filed in any court in any jurisdiction, any action or cause of action, or (ii) make any allegation against any of the Investors, in any case, with respect to any claim that had been asserted against the Investors by the Company in the action captioned Mercury Air Group, Inc. v. Acquisition Holdings (Bermuda) Ltd. et al., Case No. 03-4622 ABC (PJWx).

            6.3 Document Requests. The Investors acknowledge and agree that upon the Closing hereunder, all requests and demands made by the Investors prior to the date hereof pursuant to Section 220 of the General Corporation Law of the State of Delaware and the common law of the State of Delaware to inspect and to make copies or abstracts from certain documents of the Company are hereby withdrawn; provided, that nothing in this Section 6.3 shall prohibit any such request in the future, unless otherwise prohibited by any other contractual obligation of the parties hereto. Upon execution by the parties hereto of the Mutual Release of Claims, all documents previously submitted to the Investors, including all copies and abstracts thereof, shall be returned to the Company.

            6.4 Publicity. Except for the issuance of the press release in the form attached hereto as Exhibit D, no public announcement or disclosure will be made by any party with respect to the subject matter of this Agreement without the prior written consent of the Company and each of the Investors; provided, however, that the provisions of this Section 6.4 will not prohibit (a) any disclosure required by any applicable law (in which case the disclosing party will provide the other parties with the opportunity to review the disclosure in advance) or (b) any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement, the Exchange Notes, or the other documents contemplated hereby.

            6.5 Mutual Release of Claims. Upon payment in full of the Exchange Notes by the Company in accordance with the terms thereof, the Company and the Investors will execute and deliver the Mutual Release of Claims, in the form set forth on Exhibit C hereto.

            6.6 Payment of the Term Loan and Allied Note. Immediately upon the closing of the transaction contemplated by the Stock Purchase Agreement dated as of October 28, 2003 by and among Allied Capital Corporation, Mercury Air Centers, Inc. and the Company providing for the purchase and sale of all or substantially all of the Company's FBO business and assets or any similar transaction providing for the purchase and sale of all or substantially all of the Company's FBO business or assets, the Company shall take all action necessary in order to cause the immediate payment in full, in cash, of the Exchange Notes, including without limitation, taking all action required to pay to Wells Fargo Foothill, Inc., the Company's other senior lenders and Allied Capital

                                                                    Exhibit 10.1


      Corporation, any amounts owing to them in order to allow the Investors to immediately receive cash payments from the Company pursuant to the Subordination Agreement dated as of December __, 2003 among Wells Fargo Foothill, Inc. and the Investors and the Subordination Agreement dated as of December __, 2003 among Allied Capital Corporation and the Investors.

            6.7 Remedy under the Exchange Notes. In the event the Company fails to pay, when due, either upon maturity, mandatory prepayment, Event of Default (as defined in the Exchange Notes), or otherwise, any amounts due and payable under the Exchange Notes, or the Exchange Notes are not paid in full by June 30, 2004, the Required Noteholders (as defined in the Exchange Notes) may, at any time until the Exchange Notes shall be paid in full, in addition to any other remedies available to them thereunder, by equity or at law, at their option, request the Company to, and the Company shall take all actions necessary (including without limitation increasing the size of the Board of Directors if no vacancy then exists) to, appoint a designee of the Required Noteholders to the Board of Directors of the Company, to hold office until such time as the Exchange Notes are paid in full. Upon payment in full of the Exchange Notes, upon request of the Company, such director shall resign from his position as a director of the Company.

7.    Conditions to Closing.

            7.1 Precedent to the Obligations of the Investors. The obligation of the Investors to exchange the Exchanged Shares for the Exchange Notes and such other consideration as is described herein is subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless expressly waived in writing by all of the Investors at or prior to the Closing:

                  (a) Closing Deliveries. The Company shall have duly issued and delivered to each of the Investors the Exchange Notes in the amounts set forth opposite such Investor's name on Schedule 1 hereto.

                  (b) Representations and Warranties. The representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the Closing Date.

                  (c) Opinion of Counsel. The Company shall have furnished the
            Investors with an opinion of McBreen, McBreen and Kopko, counsel to the Company, in form and substance reasonably satisfactory to the Investors.

                  (d) Consents. The Company shall have delivered to the
            Investors, in a form reasonably satisfactory to the Investors, (i) consents of Wells Fargo Foothill, Inc. and Allied Capital Corporation with respect to the issuance of the Exchange Notes, the payments to be made thereunder and the other transactions contemplated hereby, and (ii) any other consents required to consummate the transactions contemplated hereby.

                                                                    Exhibit 10.1


                  (e) Adverse Proceedings. No action, suit or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person which seeks to restrain, prohibit or invalidate any transaction contemplated hereby.

            7.2 Conditions Precedent to Obligations of the Company. The Company's obligations to issue the Exchange Notes in exchange for the Exchanged Shares and such other consideration as is described herein is subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless expressly waived in writing by the Company at or prior to Closing:

                  (a) Closing Deliveries. Each of the Investors shall have
            surrendered to the Company certificates evidencing the Exchanged Shares, duly endorsed (or accompanied by duly executed stock transfer powers).

                  (b) Representations and Warranties. The representations and warranties made by the Investors in this Agreement shall be true and correct in all material respects as of the Closing Date.

                  (c) Consents. The Company shall have received, (i) consents of
            Wells Fargo Foothill, Inc. and Allied Capital Corporation, with respect to the issuance of the Exchange Notes, the payments to be made thereunder and the other transactions contemplated hereby, and
            (ii) any other consents required to consummate the transactions contemplated hereby.

                  (d) Adverse Proceedings. No action, suit or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person which seeks to restrain, prohibit or invalidate any transaction contemplated hereby.

8.    Miscellaneous.

            8.1 Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

                  (a) by hand (in which case, it will be effective upon
            delivery);

                  (b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or

                  (c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service);

      in each case, to the address (or facsimile number) listed below:

       If to the Company, to it at:

                                                                    Exhibit 10.1


            Mercury Air Group, Inc.
            5456 McConnell Avenue
            Los Angeles, CA  90066
            Telephone number:  (310) 827-2737
            Facsimile number:  (310) 827-6897
            Attention: Joseph Czyzyk

       with a copy to:

            McBreen & Kopko
            20 North Wacker Drive, Suite 2520
            Chicago, IL  60606
            Telephone number:  (312) 332-6405
            Facsimile number:  (312) 332-2059
            Attention:  Frederick H. Kopko, Jr.

       If to the Investors, to any of them c/o:

            J O Hambro Capital Management Limited
            Ryder Court
            14 Ryder Street
            London SW1Y 6QB, England
            Telephone number: 011-44-207-747-5600
            Facsimile number: 011-44-207-747-5647
            Attention: Mr. Christopher Mills

       with a copy to:

            Ropes & Gray LLP
            One International Place
            Boston, Massachusetts 02110
            Telephone number:  (617) 951-7000
            Facsimile number: (617) 951-7050
            Attention: Steven Wilcox, Esq.

      Each of the parties to this Agreement may specify a different address or facsimile number by giving notice in accordance with this Section 8.1 to each of the other parties hereto.

            8.2 Succession and Assignment; No Third-Party Beneficiaries. Subject to the immediately following sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a party hereto for all purposes hereof. No party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Except as expressly provided herein, this Agreement is for the sole benefit of the parties and their permitted successors and assignees and nothing herein expressed or implied will give or be construed to give any person or entity, other than the parties and such successors and assignees, any legal or equitable rights hereunder.

                                                                    Exhibit 10.1


            8.3 Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Company and the Investors, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

            8.4 Entire Agreement. This Agreement, together with the Exchange Notes and any documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.

            8.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed by each party hereto.

            8.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

            8.7 Headings. The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

            8.8 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or

                                                                    Exhibit 10.1


      mitigate the fact that the party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant.

            8.9 Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and the issuance of the Exchange Notes at the Closing hereunder.

            8.10 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

            8.11 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any governmental authority (an "Action") instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert the defense that a remedy at law would be adequate.

            8.12 Governing Law. This Agreement, the rights of the parties and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

            8.13 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                                                                    Exhibit 10.1


      IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as an agreement under seal as of the date first above written.

THE COMPANY:                        MERCURY AIR GROUP, INC.


                                    By:___________________________________
                                       Name:
                                       Title:



 THE INVESTORS:                     J O HAMBRO CAPITAL MANAGEMENT GROUP
                                     LIMITED

                                    By:___________________________________
                                       Name:
                                       Title:


                                    J O HAMBRO CAPITAL MANAGEMENT LIMITED

                                    By:___________________________________
                                       Name:
                                       Title:


                                    AMERICAN OPPORTUNITY TRUST PLC

                                    By:___________________________________
                                       Name:
                                       Title:


                                    THE TRIDENT NORTH ATLANTIC FUND

                                    By:___________________________________
                                       Name:
                                       Title:

                                                                    Exhibit 10.1
                                                                       Exhibit A

                              Investors' Interests

            Investor                  Shares Owned
J O Hambro Capital Management            96,840
Limited
American Opportunity Trust plc           157,500
The Trident North Atlantic Fund          111,660

* Note: J O Hambro Capital Management Group Limited does not hold any Shares in its name.

* Note: 22,400 Shares owned by J O Hambro Capital Management Limited will not be Exchanged Shares.

                                                                       Exhibit B

                                     FORM OF

                                  EXCHANGE NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN (I) THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF DECEMBER __, 2003, BY AND AMONG THE MAKER HEREOF, THE PAYEE NAMED HEREIN, AND WELLS FARGO FOOTHILL, INC., AS AGENT, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME (THE "FOOTHILL SUBORDINATION AGREEMENT") AND (II) THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF DECEMBER __, 2003, BY AND AMONG THE MAKER HEREOF, THE PAYEE NAMED HEREIN, AND ALLIED CAPITAL CORPORATION, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME (THE "ALLIED SUBORDINATION AGREEMENT" AND COLLECTIVELY WITH THE FOOTHILL SUBORDINATION AGREEMENT, THE "SUBORDINATION AGREEMENTS"), AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AGREEMENTS.

                             MERCURY AIR GROUP, INC.
                                 PROMISSORY NOTE

U.S. $______________                                           December __, 2003

      FOR VALUE RECEIVED, the undersigned Mercury Air Group, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of ___________________ (the "Investor") or its successors or assigns (the "Noteholder") on the earlier of (x) March 31, 2006 (provided, that if pursuant to Section 3.4 of the Foothill Credit Agreement the Foothill Maturity Date shall be December 30, 2007, such date shall be March 31, 2008) or (y) the ninetieth day following payment in full of the Senior Indebtedness and termination of the commitments to provide financing under the Foothill Credit Agreement (the "Maturity Date"), the principal sum of ________________________ Dollars (U.S. $_______.00), together with interest thereon as provided in Section 2 hereof. Certain capitalized terms used herein shall have the meanings ascribed to them in Section 6 hereof.

                                                                    EXHIBIT 10.1

1. SETTLEMENT AGREEMENT.

      This Note is one of a series of Promissory Notes in the initial aggregate principal amount of $[______] (together with the other Promissory Notes of the Company and any successor notes issued upon transfer or exchange thereof, the "Notes"), issued by the Company on the date hereof pursuant to the Settlement Agreement dated as of the date hereof, by and among the Company, the Investor and certain other investors (the "Settlement Agreement").

2. PAYMENT PROVISIONS.

      The Company covenants that so long as this Note is outstanding:

            2.1 Interest.

                  (a) Commencing on December 31, 2003 through and including June
            30, 2004, the unpaid principal amount of this Note shall bear and accrue interest at a rate of 12% per annum, computed on the basis of a 360-day year of twelve 30-day months. After June 30, 2004, the unpaid principal amount of this Note shall bear and accrue interest at a rate of 16% per annum, computed on the basis of a 360-day year of twelve 30-day months. As used in this Note, the term "principal amount" shall include any interest which is added to principal as provided in Section 2.1(b). Interest shall accrue on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest, at the rate borne by the Note plus 4% per annum, it being understood that interest which is not paid in cash but which is added to principal as provided in Section 2.1(b) is not overdue by virtue of not so being paid in cash; provided, however, that in the event interest shall accrue on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest after the closing of the Stock Purchase Agreement (whether before, on or after the Maturity Date), interest shall accrue at the rate borne by the Note plus 13% per annum.

                  (b) Interest which accrues on this Note prior to maturity
            (whether by mandatory prepayment, acceleration or otherwise) may, at the option of the Company, be paid in cash or added to the principal amount and be payable in cash on maturity. Interest which accrues on this Note after the maturity (whether by mandatory prepayment, acceleration or otherwise) shall be payable in cash upon demand.

                  (c) The payment of interest on this Note shall be net of any
            U.S. Federal or State taxes payable by the Noteholder. The Company will deliver to the Noteholder documentation of its foreign status on an appropriate Internal Revenue Service Form W-8 (other than W-8ECI).

                  (d) In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the

                                                                    EXHIBIT 10.1

            excess being applied to the principal of this Note without prepayment premium or penalty.

            2.2 Payment at Maturity of Note. On the Maturity Date, or on any accelerated maturity of this Note, the Company shall pay in cash the entire principal amount of this Note then outstanding, together with all accrued and unpaid interest thereon.

            2.3 Prepayments.

                  (a) Voluntary Prepayments. The Company may at any time and from time to time prepay all or any part of the principal amount of this Note, without premium or penalty of any type.

                  (b) Mandatory Prepayments. The Company shall prepay all
            principal amount of this Note on the date of the closing under the Stock Purchase Agreement.

            2.4 Payment Provisions.

                  (a) Upon each payment of principal on this Note, in whole or in part, the Company shall pay to the Noteholder in cash the principal amount to be paid and any unpaid interest accrued thereon to the payment date.

                  (b) From and after the date such payment is actually made, interest on the principal amount so paid shall cease to accrue.

                  (c) Notes paid in full or otherwise acquired by the Company shall be permanently retired and canceled and shall not under any circumstance be reissued or resold.

                  (d) Notice of each voluntary prepayment of this Note pursuant to Section 2.3(a) hereof shall be given not fewer than 10 days before the prepayment date, in each case by mailing to each Noteholder a notice of intention to prepay specifying (i) the date of prepayment, (ii) the aggregate principal amount of the Notes that will be outstanding immediately prior to such prepayment, (iii) the aggregate principal amount of the Notes to be prepaid on such date,
            (iv) the principal amount of the Notes to be prepaid on such date held by the Noteholder to whom such notice is sent, and (v) the accrued interest applicable to such prepayment.

                  (e) No payment of principal or of interest shall be made on this Note and no repurchase or redemption of any or all of the Note shall be made unless a proportionate payment, repurchase or redemption (based upon the principal amount of the Notes then outstanding) is made contemporaneously on all of the other Notes.

                  (f) All payments made by the Company pursuant to this Note shall be made without defense, set off or counterclaim, by wire transfer in same day funds

                                                                    EXHIBIT 10.1

            to the account of the Noteholder, designated in writing by notice given as provided in Section 7.4, not later than noon, Eastern Standard Time, on the date such payment is due; provided, that if no such notice is given, payment shall be made to the Noteholder by check at the address provided in Section 7.4, as updated from time to time. Funds received by such holders after noon, Eastern Standard Time, shall be deemed to have been paid by the Company on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such additional period shall be included in the computation of the payment of interest hereunder.

      3. EVENTS OF DEFAULT.

      If one or more of the following events (herein referred to as "Events of Default") shall occur and be continuing:

            3.1 Payment Default. The Company shall fail to pay (i) any principal of this Note when the same becomes due and payable, whether upon maturity, prepayment, acceleration or otherwise or (ii) any interest on this Note, for a period of 10 days after the same shall become due and payable or
      (iii) any other amount due hereunder within 30 days after demand therefor; or

            3.2 Acceleration of Other Indebtedness. Any payment default or any other default or event of default shall have occurred under any Indebtedness of the Company or any Subsidiary in excess of $1,000,000 in the aggregate resulting in such Indebtedness having become or having been declared due and payable by its terms, or such Indebtedness shall otherwise have become due and payable prior to its stated maturity (other than by reason of voluntary prepayments thereof); or

            3.3 Change in Control Event. The closing of any tender or exchange offer or other transaction pursuant to which the beneficial ownership of at least 50% of the shares of capital stock of the Company issued and outstanding prior to such transaction shall be acquired by a third party or by the Company or any of its affiliates; or

            3.4 Breach of Representations or Warranties; Covenants. Any representation or warranty made by the Company in Section 4 of the Settlement Agreement shall be false in any material respect on the date as of when made or any covenant by the Company in Section 6 of the Settlement Agreement shall be breached in any material respect; or

            3.5 Involuntary Bankruptcy, Appointment of Receiver, etc. (a) A court having jurisdiction shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any other similar relief shall be granted and remain unstayed under any applicable federal or state law; or (b) an involuntary case is commenced against the Company or any of its Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or

                                                                    EXHIBIT 10.1

      hereafter in effect, or a decree or order of a court having jurisdiction is entered for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries or over all or a substantial part of any of their respective properties, or an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries for all or a substantial part of their respective properties is involuntarily appointed, or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Company or any of its Subsidiaries, and in the case of each of the events specified in this clause (b) such event continues for 60 days without being dismissed, bonded, stayed, vacated or discharged; or

            3.6 Voluntary Bankruptcy, Appointment of Receiver, etc. The Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or the board of directors of the Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the foregoing;

then, (i) upon the occurrence of any Event of Default described in Section 3.5 or 3.6, the unpaid principal amount of this Note, together with accrued interest thereon, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (ii) upon the occurrence of any other Event of Default the Required Noteholders may, upon prior written notice to the Company, declare the Notes to be due and payable, whereupon the principal amount of this Note, together with accrued interest thereon, shall automatically become immediately due and payable, without any other notice of any kind, and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

      4. NOTEHOLDER OPTION UPON PAYMENT DEFAULT. In the event the Company fails to pay, when due, either upon maturity, mandatory prepayment, Event of Default, or otherwise, any amounts due and payable hereunder, or this Note shall not have been paid in full on or prior to June 30, 2004, the Required Noteholders may, at any time until this Note shall be paid in full, in addition to any other remedies available to them hereunder, by equity or at law, at their option, request the Company to, and the Company shall take all actions necessary (including without limitation increasing the size of the Board of Directors if no vacancy then exists) to, appoint a designee of the Required Noteholders to the Board of Directors of the Company, to hold office until such time as the Notes are paid in full. Upon payment in full of the Notes, upon request of the Company, such director shall resign from his position as a director of the Company.

      5. INDEMNIFICATION. The Company shall indemnify the Noteholder, its Affiliates, and each of their respective directors, officers, employees, agents, attorneys, accountants, consultants and each Person, if any, who controls the Noteholder or its Affiliates

                                                                    EXHIBIT 10.1

(the Noteholder, its Affiliates, and each of such directors, officers, employees, agents, attorneys, accountants, consultants and control Persons is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with
(a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Company or any of its Affiliates, (b) any litigation or investigation involving the Company or any of its Affiliates, or any officer, director or employee thereof, or (c) this Note or any transaction contemplated hereby; provided, however, that the foregoing indemnity shall not apply to the extent such claims, damages, liabilities and expenses result from the Indemnified Party's own gross negligence or willful misconduct.

      6. DEFINITIONS.

      The following terms used in this Note shall have the following meanings:

      "Affiliate" shall mean "affiliate" as defined in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

      "Allied Subordination Agreement" shall have the meaning set forth in the Legends.

      "Bankruptcy Code" shall mean Title 11 of the United States Code and any successor statute.

      "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York, are authorized or required by law or other governmental action to close.

      "Company" shall have the meaning set forth in the preamble.

      "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

      "Events of Default" shall have the meaning set forth in Section 3.

      "Foothill Credit Agreement" shall mean the Loan and Security Agreement dated as of December 30, 2002 among the Company, certain of its subsidiaries, Foothill Capital Corporation, as arranger and administrative agent and the other lenders signatory thereto.

      "Foothill Maturity Date" shall mean "Maturity Date" as defined in the Foothill Credit Agreement.

      "Foothill Subordination Agreement" shall have the meaning set forth in the Legends.

                                                                    EXHIBIT 10.1

      "Guarantee" shall mean a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      "Hedging Obligations" shall mean, with respect to any specified Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

      "Indebtedness" shall mean, with respect to any specified Person, any indebtedness of such Person, whether or not contingent (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) in respect of banker's acceptances; or (iv) representing any Hedging Obligations. In addition, the term "Indebtedness" shall include the Guarantee by the specified Person of any Indebtedness of any other Person.

      "Indemnified Party" shall have the meaning set forth in Section 5.

      "Investor" shall have the meaning set forth in the preamble.

      "Maturity Date" shall have the meaning set forth in the preamble.

      "Note" shall mean this Note.

      "Noteholder" shall have the meaning set forth in the preamble.

      "Noteholders" shall mean the holders of the Notes.

      "Note Obligations" shall mean any and all obligations of the Company under this Note or under the Agreement with respect to this Note, including without limitation the obligation to pay principal, interest, expenses, attorneys' fees and disbursements, indemnities and other amounts payable thereunder or in connection therewith or related thereto.

      "Notes" shall have the meaning set forth in Section 1.

      "Person" shall mean any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

      "Required Noteholders" shall mean the holders of more than 50% of the aggregate principal amount of the Notes then outstanding.

      "Senior Indebtedness" shall have the meaning set forth in the Subordination Agreements.

      "Settlement Agreement" shall have the meaning set forth in Section 1.

                                                                    EXHIBIT 10.1

      "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of October 28, 2003 by and among Allied Capital Corporation, Mercury Air Centers, Inc. and Mercury Air Group, Inc. providing for the purchase and sale of all or substantially all of the Company's FBO business and assets or any other transaction whereby the Company sells all or substantially all of the Company's FBO business or assets.

      "Subordination Agreements" shall have the meaning set forth in the Legends.

      "Subsidiary" shall mean, with respect to any specified Person (i) any corporation, association or other business entity of which more than 50% of the total voting power entitled to vote in the election of directors, managers or trustees of the corporation, association or business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      7. GENERAL.

            7.1 Amendments and Waivers. This Note may be amended, modified, terminated or waived, including to provide for the conversion or exchange of this Note into or for other debt or equity securities of the Company, with (a) the prior written consent of the Required Noteholders and (b) the simultaneous identical amendment, modification, termination or waiver of the other Notes. Notwithstanding the foregoing, no amendment, modification, waiver or consent shall, unless in writing and signed by the Noteholder, amend this Section 7.1. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 7.1 shall be binding upon the Noteholders at the time outstanding and each future holder thereof.

            7.2 Enforcement. No action for the enforcement hereof may be instituted unless the Required Noteholders consent to such enforcement.

            7.3 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

            7.4 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be sent by facsimile, overnight courier, registered mail or certified mail. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given, as applicable, (a) upon confirmation of facsimile, (b) one Business Day following the date sent when sent by overnight delivery or (c) five

                                                                    EXHIBIT 10.1

      Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

      If to the Company, to:

      Mercury Air Group, Inc.
      5456 McConnell Avenue
      Los Angeles, CA  90066
      Tel:  (310) 827-2737
      Fax:  (310) 827-6897
      Attn: Joseph A. Czyzyk

      With a copy to:

      McBreen & Kopko
      20 North Wacker Drive
      Suite 2520
      Chicago, IL  60606
      Tel:  (312) 332-6405
      Fax:  (312) 332-2059
      Attn: Frederick H. Kopko, Jr.


      If to the Noteholder, to:

      [           ]
      [           ]
      Tel:

      Fax:

      Attn:

      Notwithstanding the foregoing, the Company or the Noteholder may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, telex, ordinary mail, or electronic mail); provided, however, that no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. The Company and the Noteholder may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

            7.5 Course of Dealing; Failure or Indulgence Not Waiver; Remedies Cumulative. No course of dealing between the Company and the Noteholder shall operate as a waiver of the Noteholder's rights under this Note. No failure or delay on the

                                                                    EXHIBIT 10.1

      part of the Noteholder in the exercise of any power, right or privilege hereunder or under the Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Note are cumulative to and not exclusive of, any rights or remedies otherwise available.

            7.6 Costs. The Company will pay on demand all costs of collection and other costs and expenses, including without limitation reasonable attorneys' fees and disbursements and court costs), paid or incurred by the Noteholder in enforcing the obligations of the Company hereunder and/or in exercising their rights and remedies hereunder (whether such costs and expenses are incurred in any work-out, bankruptcy case or proceeding, or otherwise).

            7.7 Severability. In the event that any provision of this Note would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted by applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions of this Note are severable, and in the event any provision of this Note should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision of this Note.

            7.8 Headings. The headings contained in this Note are inserted only as a matter of convenience and for reference only and in no way define, limit or describe the scope or intent of this Note.

            7.9 Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York for any actions, suits or proceedings arising out of or relating to this Note and the transactions contemplated hereby, and each of the parties hereto agrees not to commence any action, suit or proceeding relating hereto or thereto except in such courts. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Note or the transactions contemplated hereby or thereby, in the courts of the State of New York or the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. In any action or suit to enforce any right or remedy under this Note or to interpret any provision of this Note, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

            7.10 Waivers of the Company. The Company waives to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent, if any, required by the provisions hereof), protests, notices of protest and notices of dishonor; (b) any requirement of diligence or promptness

                                                                    EXHIBIT 10.1

      on the part of the Noteholder in the enforcement of its rights under this Note; (c) all notices of every kind which may be required to be given by any statute or rule of law; (d) any valuation, stay, appraisement or redemption laws; and (e) any defense of any kind (other than payment) which it may now or hereafter have with respect to its liability under this Note.

            7.11 Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives and covenants that it will not assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any issue or action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Note or the subject matter hereof or in any way connected with or related or incidental to the transactions contemplated hereby, in each case whether now existing or hereafter arising. Any party hereto may file an original counterpart or a copy of this section 7.11 with any court as written evidence of the consent of each such party to the waiver of its right to trial by jury.

                [The rest of this page intentionally left blank]

      The undersigned has caused this Note to be executed by a duly authorized officer as of the date first written above.

                                    MERCURY AIR GROUP, INC.



                                    By:________________________________
                                       Name:
                                       Title:

                                                                       Exhibit C

                                     FORM OF

                            MUTUAL RELEASE OF CLAIMS

      MUTUAL RELEASE OF CLAIMS, dated this __ day of ______ 200_ (the "Agreement"), by and among (i) J O Hambro Capital Management Group Limited, a corporation organized under the laws of England, (ii) J O Hambro Capital Management Limited, a corporation organized under the laws of England, (iii) American Opportunity Trust plc, an investment trust organized under the laws of England, (iv) The Trident North Atlantic Fund, an exempted company organized under the laws of the Cayman Islands; (v) Chrisopher H.B. Mills (collectively, the "Releasing Hambro Parties") and (vi) Mercury Air Group, Inc., a corporation organized under the laws of Delaware ("Mercury").

                                    RECITALS

      WHEREAS, as of December __, 2003, the Releasing Hambro Parties were collectively the record and beneficial owners of an aggregate of 366,000 shares of Mercury common stock, par value $.01 per share (the "Common Stock");

      WHEREAS, the Releasing Hambro Parties made a succession of filings pursuant to Section 13(d) the Securities Act of 1933, as amended, declaring their ownership of Mercury shares, as well as any plans or proposals they may have had or have had concerning Mercury;

      WHEREAS, on June 27, 2003, Mercury filed a lawsuit in the United States District Court for the Central District of California captioned Mercury Air Group, Inc. v. Acquisitor Holdings (Bermuda) Ltd., Case No. 03-4622 ABC (PJWx), in which the Releasing Hambro Parties appeared as named defendants;

      WHEREAS, by letter dated August 28, 2003, Trident North Atlantic Fund, through its counsel, requested to receive copies of and review certain records and information in the possession of Mercury;

      WHEREAS, on December __, 2003, the Releasing Hambro Parties and Mercury entered into a Settlement Agreement (the "Settlement Agreement") whereby the Releasing Hambro Parties exchanged certain of their shares of Mercury Common Stock for notes issued by Mercury;

      WHEREAS, on the date hereof, the notes issued to the Releasing Hambro Parties pursuant to the Settlement Agreement were paid in full; and

      WHEREAS, pursuant to the Settlement Agreement, the Releasing Hambro Parties and Mercury agreed that upon payment in full of the notes issued pursuant to the Settlement Agreement, the parties hereto would enter into this Mutual Release of Claims with the intention of resolving and releasing any and all claims between and among them.

      NOW THEREFORE, for good and valuable consideration the receipt of which is acknowledged by all parties, the Releasing Hambro Parties and Mercury agree as follows:

      1. The Releasing Hambro Parties, on behalf of themselves, their affiliated entities, and any and all present and former officers, directors, partners, employees, agents, attorneys, successors, heirs and assigns, do hereby release, remise, and forever discharge Mercury, its affiliated entities, its present and former officers, directors, partners, employees, agents, attorneys, successors, heirs and assigns (the "Released Mercury Parties"), of and from all debts, demands, actions, causes of actions, suits, accounts, covenants, contracts, agreements, torts, damages and any and all claims, demands, and liabilities whatsoever, of every name and nature, both at law and in equity, whether known or unknown (collectively "Claims"), that any of the Releasing Hambro Parties now has or ever had with or against any of the Released Mercury Parties (the "Released Hambro Claims"), including without limitation any and all Claims that any of the Releasing Hambro Parties now has or ever had with or against any of the Released Mercury Parties arising out of or relating to any of the matters at issue in the action entitled Mercury Air Group, Inc. v. Acquisitor Holdings (Bermuda) Ltd., Case No. 03-4622 ABC (PJWx), pending in the United States District Court for the Central District of California. Notwithstanding anything to the contrary in the preceding sentence, the Released Hambro Claims do not include the obligations of or any Claims arising under the Settlement Agreement or the notes issued by Mercury pursuant thereto.

      2. Mercury, on behalf of itself, its affiliated entities, and any and all present and former officers, directors, partners, employees, agents, attorneys, successors, heirs and assigns (the "Releasing Mercury Parties"), do hereby release, remise, and forever discharge J O Hambro Capital Management Group Limited, J O Hambro Capital Management Limited, American Opportunity Trust plc, The Trident North Atlantic Fund, and Chrisopher H.B. Mills, their affiliated entities, present and former officers, directors, partners, employees, agents, attorneys, successors, heirs and assigns (the "Released Hambro Parties"), of and from all Claims, that any of the Releasing Mercury Parties now has or ever had with or against any of the Released Mercury Parties (the "Released Mercury Claims"), including without limitation any and all Claims that any of the Releasing Mercury Parties now has or ever had with or against any of the Released Hambro Parties arising out of or relating to any of the matters at issue in the action entitled Mercury Air Group, Inc. v. Acquisitor Holdings (Bermuda) Ltd., Case No. 03-4622 ABC (PJWx), pending in the United States District Court for the Central District of California. Notwithstanding anything to the contrary in the preceding sentence, the Released Mercury Claims do not include the obligations of or any Claims arising under the Settlement Agreement.

      3. The parties specifically waive the provisions of California Civil Code
Section 1542, which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      4. Promptly upon the execution of this Agreement, and in no event more than one (1) business day following the execution of this Agreement, Mercury shall file or cause to be filed in the United States District Court for the Central District of California a notice of dismissal with prejudice of all claims against the Releasing Hambro Parties asserted by Mercury in the action captioned Mercury Air Group, Inc. v. Acquisition Holdings (Bermuda) Ltd. et al., Case

                                                                    EXHIBIT 10.1

No. 03-4622 ABC (PJWx). Prior to such filing, the proposed form of any such notice shall be submitted by Mercury to the Releasing Hambro Parties for approval, which approval shall not be unreasonably withheld.

      5. This Mutual Release of Claims shall be construed and enforced in accordance with, and be governed by, the laws of New York, and it may not modified, amended or terminated, nor may the provisions hereof be waived, other than in a written instrument executed by all parties hereto.

      IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as an agreement under seal as of the date first above written.

                                    MERCURY AIR GROUP, INC.

                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                    J O HAMBRO CAPITAL MANAGEMENT GROUP LIMITED

                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    J O HAMBRO CAPITAL MANAGEMENT LIMITED

                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    AMERICAN OPPORTUNITY TRUST PLC

                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                                                    EXHIBIT 10.1

                                    THE TRIDENT NORTH ATLANTIC FUND

                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:



                                    CHRISTOPHER H.B. MILLS

                                    ------------------------------------

                                                                       Exhibit D

                              Form of Press Release

Company Contact:
Joseph Czyzyk
Mercury Air Group, Inc.
(310) 827-2737


                        MERCURY AIR GROUP, INC. ANNOUNCES
                            SETTLEMENT OF LITIGATION

LOS ANGELES, CALIFORNIA - DECEMBER __, 2003 - Mercury Air Group, Inc. (AMEX/PCX:
MAX) announced that it entered into a settlement agreement relating to litigation with J O Hambro Capital Management Group Limited and certain of its affiliates and private clients. In connection with such settlement Mercury agreed to repurchase 343,600 shares of its common stock and pay certain costs for the mutual release of claims. The settlement terms provided for Mercury to issue notes to J O Hambro and its affiliates in the aggregate amount of $3,586,000. Both the Company's senior and subordinated lenders consented to the terms and conditions of the settlement agreement.

Mercury also has dismissed a complaint against J O Hambro Management Group, among others, previously filed in the United States District Court for the Central District of California. In dismissing the action against J O Hambro Management Group and its affiliates, Mercury determined that it was in the best interest of Mercury to dismiss such claims. Mercury's Chief Executive Officer, Joseph A. Czyzyk, said, "Mercury has no intention of pursuing claims asserted against J O Hambro and its affiliates and dismissal of the claims was the appropriate step to take, as upon further investigation of such claims we found them to be unworthy of pursuing. The estimated legal expenses in connection with our claim and additional anticipated protracted litigation necessitated this decision."

ABOUT MERCURY AIR GROUP

Los Angeles-based Mercury Air Group (AMEX/PCX/MAX) provides aviation petroleum products, air cargo services and transportation, and support services for international and domestic commercial airlines, general and government aircraft and specialized contract services for the United States government. Mercury Air Group operates four business segments worldwide: Mercury Air Centers, MercFuel, Inc., Maytag Aircraft Corporation and Mercury Air Cargo, Inc. For more information, please visit www.mercuryairgroup.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release which are not historical facts are forward- looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission. The Company intends these forward-looking statements to speak only as of the time of the news release and does not undertake to update or revise the, as more information become available.

For further information please contact Joseph Czyzyk of Mercury Air Group, Inc. at (310) 827-237.

                                                                    EXHIBIT 10.1


                                                                      Schedule 1

                Principal Amounts of Exchange Notes to be Issued

                                                       Principal Amount of
          Investor              Exchanged Shares   Exchange Note to be Issued
          --------              ----------------   --------------------------

J O Hambro Capital                   74,440*                 $776,897
Management Limited

American Opportunity Trust
 plc                                157,500                $1,643,757

The Trident North Atlantic
 Fund                               111,660                $1,165,346



Note: J O Hambro owns an additional 22,400 Shares that will not be exchanged.

                                                                    EXHIBIT 10.1

                                                                    Schedule 5.2

                          Exceptions to the Standstill

1. The Investors may continue to hold the 22,400 Shares not exchanged hereunder.